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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the use in this Registration Statement of Trustmark Corporation on Form S-4 of our report dated January 17, 1997 (except for Note N, as to which the date is September 22, 1997), on our audits of the financial statements of Smith County Bank as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in the Prospectus, which is part of this Registration Statement.


/s/ May & Company
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May & Company


Jackson, Mississippi
January 22, 1998